Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-274633, 333-265841, 333-231953, 333-143854, 333-204619, and 333-225404) on Form S-8 of our reports dated April 15, 2026, with respect to the consolidated financial statements and the financial statement schedule of AstroNova, Inc. and the effectiveness of internal control over financial reporting.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 15, 2026